EXHIBIT 4.2

Execution Version

CLECO POWER LLC

To

REGIONS BANK

Trustee

__________________

SUPPLEMENTAL INDENTURE NO. 1

Dated as of September 10, 2021

_________________

$325,000,000 Floating Rate Senior Notes due 2023

CLECO POWER LLC
SUPPLEMENTAL INDENTURE NO. 1

$325,000,000 Floating Rate Senior Notes due 2023

SUPPLEMENTAL INDENTURE No. 1, dated as of September 10, 2021, between CLECO POWER LLC, a Louisiana limited liability company (the “Company”), and REGIONS BANK, as Trustee (the “Trustee”).

RECITALS

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 10, 2021 (the “Original Indenture” and, as hereby supplemented and amended, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities.

Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of Securities to be designated as the “Floating Rate Senior Notes due 2023” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 1.

Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

ARTICLE I

Relation to Indenture; Additional Definitions

Section 101 Relation to Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Original Indenture.

Section 102 Additional Definitions. For all purposes of this Supplemental Indenture No. 1:

Capitalized terms used but not defined in this Supplemental Indenture No. 1 have the meaning given such terms in the Original Indenture. Capitalized terms defined in both this Supplemental Indenture No. 1 and in the Original Indenture have the meaning given such terms in this Supplemental Indenture No. 1 or in the Original Indenture, as the case may be.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or the Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5) the sum of: (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means, with respect to any Note, any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed. If any Interest Payment Date, Stated Maturity or Redemption Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially Regions Bank.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or the Designee) in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Company (or the Designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or the Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at: II City Plaza, 400 Convention Street, 9th Floor, Baton Rouge, LA 70802.

“Designee” means an independent financial advisor or such other designee of the Company. For the avoidance of doubt, in no event shall the Calculation Agent or the Trustee be the Designee.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interest Payment Date” has the meaning set forth in Section 204(b) hereof.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” has the meaning set forth in Section 204(a) hereof.

“Law” means any international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) September 8, 2021 in the case of the initial interest period.

“LIBOR Rate Reset Date” has the meaning set forth in Section 204(b).

“Margin” has the meaning set forth in Section 204(a) hereof.

“Maturity Date” has the meaning set forth in Section 203 hereof.

“Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Par Call Date” has the meaning set forth in Section 301 hereof.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (2) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or the Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” has the meaning set forth in Section 204(b) hereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Securitization Financing” means an issuance of any bonds, other evidence of indebtedness or certificates of participation or beneficial interests that, in compliance with Internal Revenue Service Revenue Procedure 2005-62 or a subsequently issued applicable Revenue Procedure, is (a) issued by a Securitization SPE and (b) secured by the intangible property right to collect charges for the recovery of specified costs and such other assets, if any, of a Securitization SPE.

“Securitization Financing Order” means any order of an applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by the Company and/or a Securitization SPE authorized by a Securitization Statute.

“Securitization SPE” means each special purpose bankruptcy remote person that is either (a) a wholly-owned (directly or indirectly) Significant Subsidiary of the Company or (b) the Louisiana Utilities Restoration Corporation, a public non-profit corporation and an instrumentality of the State of Louisiana formed pursuant to the Louisiana Utilities Restoration Corporation Act, in either case organized solely for the purpose of engaging in a Securitization Financing authorized by a Securitization Statute and a Securitization Financing Order and activities related thereto.

“Securitization Statute” means any Law, including the Louisiana Electric Utility Storm Recovery Securitization Act, the Louisiana Electric Utility Investment Recovery Securitization Act and the Louisiana Utilities Restoration Corporation Act, that (a) is enacted to facilitate the recovery of certain specified costs incurred by the Company; (b) authorizes the Company to apply for, and authorizes the applicable regulatory Governmental Authority to issue, a financing order determining the amount of specified costs the Company will be allowed to recover; (c) provides that pursuant to the financing order, the Company acquires or the Securitization SPE acquires an intangible property right to charge, collect, and receive amounts necessary to provide for the full recovery of the specified costs determined to be recoverable, and assures that the charges are non-bypassable; (d) guarantees that the applicable regulatory Governmental Authority will not rescind or amend the financing order, revise the amount of specified costs, or in any way reduce or impair the value of the intangible property right, except as may be contemplated by periodic adjustments authorized by such legislation; (e) provides (if applicable) procedures assuring that the sale, if any, of the intangible property right from the Company to a Securitization SPE will be perfected under applicable law as an absolute transfer of the Company’s right, title, and interest in the property, and (f) authorizes the securitization of the intangible property right to recover the fixed amount of specified costs through the issuance of bonds, other evidences of Indebtedness, or certificates of participation or beneficial interest that are issued pursuant to an indenture, contract or other agreement of the Company or a Securitization SPE.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR Rate” has the meaning set forth in Section 205(a).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 1.

ARTICLE II

The Series of Securities

Section 201 Title of the Securities. The Notes shall be designated as the “Floating Rate Senior Notes due 2023.”

Section 202 Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver the Notes for original issue on the Issue Date in the aggregate principal amount of $325,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $325,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

Section 203 Stated Maturity. The Stated Maturity of the Notes shall be June 15, 2023 (the “Maturity Date”).

Section 204 Interest and Interest Rates.

(a) The Notes shall bear interest at the Three-Month LIBOR Rate plus 50 basis points (0.50%) per year (the “Margin”), reset quarterly, from and including September 10, 2021 (the “Issue Date”) to, but excluding, the Maturity Date. The per annum interest rate for the period from the Issue Date to the first LIBOR Rate Reset Date shall be equal to the Three-Month LIBOR Rate as determined on September 8, 2021 plus the Margin. Starting on the first Interest Payment Date, interest on each Note will accrue from and including the last Interest Payment Date to which the Company has paid, or duly provided for the payment of, interest on that Note to but excluding the next succeeding Interest Payment Date. No interest will accrue on the Notes for the day on which the Notes mature.

(b) Interest on the Notes shall be payable on March 15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date” and also a “LIBOR Rate Reset Date”), beginning December 15, 2021 to the persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on (1) the Business Day immediately preceding such Interest Payment Date so long as all of the Notes are Global Securities, or (2) the

15th calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date if any of the Notes are not Global Securities (such date in clause (1) and clause (2), a “Regular Record Date”).

(c) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(d) The Notes will bear interest for each interest period at a rate determined by the Calculation Agent. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or, in certain circumstances, the Company or the Designee will inform the Trustee, of the interest rate for the next interest period. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable interest rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the interest rate determined on September 8, 2021). The amount of interest payable for any interest period on the Notes will be determined by the Company and will be computed by multiplying the floating rate for that interest period by a fraction, the numerator of which will be the actual number of days elapsed during that interest period (determined by including the first day of the interest period and excluding the last day), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the Notes. The interest rate for any interest period will at no time be higher than the Maximum Interest Rate. Additionally, the interest rate will in no event be lower than zero.

(e) If an Interest Payment Date, other than a Redemption Date or the Maturity Date of the Notes, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Also, if a Redemption Date or the Maturity Date of the Notes falls on a day that is not a Business Day, then payment of the interest or principal payable on that date will be made on the next succeeding day which is a Business Day, and no interest will be paid or other payment made in respect of such delay. If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding Business Day.

Section 205 Calculations of Three-Month LIBOR Rate

(a) The “Three-Month LIBOR Rate” for each interest period beginning on a LIBOR Rate Reset Date, or September 8, 2021 in the case of the initial interest period, means the rate determined in accordance with the following provisions:

(1) On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. Dollars having an index maturity of three months which appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If the Three-Month LIBOR Rate cannot be determined as described above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by the Company to provide it with their offered quotations for deposits in U.S. Dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Company for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company are not providing quotations in the manner described by this paragraph, the rate for the interest period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

Notwithstanding clause (1) and clause (2) in this Section 205(a), if the Company (or the Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR (or the then-current Benchmark, as applicable), then the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin as set forth in Section 206. However, if the Company (or the Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by the Company (or the Designee).

(b) All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.456789% (or .03456789) being rounded to 3.45679% (or .0345679)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or .0000).

(c) Absent manifest error, the calculation of the applicable interest rate for each interest period by the Calculation Agent, or in certain circumstances, by the Company or the Designee will be final and binding on us, the Trustee, and the Holders of the Notes. The Holders of the Notes may obtain the interest rate for the current and preceding interest periods by writing the Trustee at Regions Bank, II City Plaza, 400 Convention Street, 9th Floor, Baton Rouge, LA 70802, Attn: Kesha Jupiter.

Section 206 Effect of Benchmark Transition Event

(a) If the Company (or the Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c) Any determination, decision or election that may be made by the Company (or the Designee) pursuant to this Section 206, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary, shall become effective without consent from the Holders of the Notes or any other party.

(d) In no event shall the Calculation Agent be responsible for determining any substitute for Three-Month LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the Business Day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. The Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or the Designee and will have no liability for such actions taken at the Company’s direction. Any determination, decision or election that may be made by the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company’s or the Designee’s sole discretion, and, notwithstanding anything to the contrary, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

Section 207 Paying Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent for the Notes. The Company may appoint and change any Paying Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee. At the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Section 208 Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 209 Percentage of Principal Amount. The Notes shall be initially issued at 100% of their principal amount, plus accrued interest, if any, from the Issue Date.

Section 210 Global Securities. The Notes shall be issuable in the form of one or more Global Securities. Such Global Securities shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes. Such Global Securities shall bear the legends set forth in the form of Security attached as Exhibit A hereto and the Appendix.

Section 211 Form of Securities. The Notes shall be substantially in the form attached as Exhibit A hereto. Provisions relating to the Notes are set forth in the Appendix, which is hereby incorporated in and expressly made part of this Supplemental Indenture No. 1. The Notes shall be transferable only in compliance with the Appendix.

Section 212 Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

Section 213 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 214 Defeasance and Discharge; Covenant Defeasance. Article Fourteen of the Original Indenture, including without limitation Sections 1402 and 1403 thereof, shall apply to the Notes.

Section 215 Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act.
Section 216 Limitations on Liens. The Company shall not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other Lien upon, any of the Company’s assets or property, whether owned on the date hereof or acquired thereafter, to secure any Indebtedness, other than Permitted Liens; provided, however, that any Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Notes are equally and ratably secured (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).
The following terms shall have the following meanings in this Section 216:
“Credit Agreements” means (i) that certain Credit Agreement, dated as of May 21, 2021, by and among the Company, the lenders party thereto and Regions Bank, as administrative agent, as amended from time to time and (ii) that certain Term Loan Credit Agreement, dated as of May 21, 2021, by and among the Company, the lenders party thereto and Regions Bank, as administrative agent, as amended from time to time.
“Fair Market Value” means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Company or the Board of Managers.
“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any nature or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (i) the Company diligently pursues such contest, (ii) the Company establishes adequate reserves with respect to the contested claim to the extent required by accounting principles generally accepted in the United States of America and (iii) such contest would not reasonably be expected to result in a breach of the covenant described in an Event of Default described in 501(7) of the

Original Indenture or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Company under the Indenture), being incurred by the Trustee or any of the Holders.

“Permitted Liens” means:

(i) mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(ii) Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(iii) Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;

(iv) Liens arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;

(v) Liens securing judgments that do not constitute an Event of Default described in Section 501(7) of the Original Indenture;

(vi) zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company;

(vii) Liens that have been placed by a third party on the fee title of leased real property or property over which the Company has easement rights, and subordination or similar agreements relating thereto;

(viii) Liens securing Indebtedness in an aggregate principal amount not to exceed 15% of the Fair Market Value of the property and assets of the Company;

(ix) agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned person or assets;

(x) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);

(xi) leases or subleases granted to others that do not materially interfere with the business of the Company and its subsidiaries, or Liens arising from Uniform Commercial Code financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases;

(xii) Liens securing or deposits securing obligations of the Company and its subsidiaries with respect to workers’ compensation, unemployment insurance and other types of social security; and

(xiii) Liens permitted under the Credit Agreements (or any amendments, modifications, refinancings or replacements thereof).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.

Section 217 Reports and Other Information.

(a) At all times whether or not the Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, so long as the Notes are outstanding, within the time periods specified in the Commission’s rules and regulations that would be applicable if the Company were a “non-accelerated filer” subject to such rules and regulations:
(i) all annual and quarterly reports that would be required to be filed with the Commission on Forms 10-K and 10-Q if the Company were required to file such reports; and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
(b) The Company shall prepare all such reports within the time periods specified in Section 217(a) of this Supplemental Indenture No. 1 in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by its independent registered public accounting firm or independent auditors. In addition, the Company shall file a copy of each of the reports referred to in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 with the Commission for public availability within the time periods specified in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 (unless the Commission will not accept such a filing). So long as the Notes are outstanding, the Company shall not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company, so long as the Notes are outstanding, shall use its reasonable best efforts to post the reports referred to in Sections 217(a)(i) and (ii) of this Supplemental Indenture No. 1 on its website within the time periods specified therein. To the extent such filings are made (or such information is posted on its website, as applicable), including on the “EDGAR” system (or its successor), the reports will be deemed to be furnished to the Trustee on the date filed (or posted, if applicable).
(c) Delivery or furnishing of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt or deemed receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) or posted on the Company’s website.

ARTICLE III
Optional Redemption of the Notes

Section 301 Redemption Price. The Notes shall be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on or after March 15, 2022 (the “Par Call Date”), at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date.

Section 302 Partial Redemption. If fewer than all of the Notes are to be redeemed by the Company pursuant to this Article III, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof called for redemption will be selected from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in minimum amounts of $2,000 or whole multiples of $1,000. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon the cancellation of the original Note. In the case of a partial redemption of Notes registered in the name of Cede & Co, the Notes to be redeemed will be determined in accordance with the procedures of The Depository Trust Company.

Section 303 Notice of Optional Redemption

(a) The Trustee, at the written direction of the Company, will send a notice of redemption prepared by the Company to each holder of Notes to be redeemed by first-class mail (or in accordance with the procedures of The Depository Trust Company with respect to Notes registered in the name of Cede & Co.) at least 15 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults on payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed.

(b) Notice of any redemption of the Notes in connection with a corporate transaction that is pending (including an incurrence of Indebtedness or a change of control) may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the Redemption Date. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date. The Company shall notify holders of Notes called for redemption of any such rescission as soon as practicable after the Company determines that such conditions precedent will not be able to be satisfied or the Company is not able or willing to waive such conditions precedent.

ARTICLE IV

Remedies

Section 401 Additional Events of Default; Acceleration of Maturity.

(a) Solely with respect to the Notes issued hereby, and pursuant to Section 501(1) of the Original Indenture, Section 501(1) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof, as an “Event of Default” in addition to the other events set forth in Section 501 of the Original Indenture:

“(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days.”

(b) Solely with respect to the Notes issued hereby, and pursuant to Section 501(8) of the Original Indenture, Section 501(8) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof, as an “Event of Default” in addition to the other events set forth in Section 501 of the Original Indenture:

“(8) The default by the Company or any Significant Subsidiary in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $50 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company in such aggregate principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness.

If an Event of Default under Section 501(8) which is common to all Outstanding series of Securities occurs and is continuing, then in such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding (treated as one class), by a notice in writing to the Company (and to the Trustee if given by Holders) may declare the principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms thereof) of all the Securities then Outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.”

(c) Solely with respect to the Notes issued hereby, and pursuant to Section 501 of the Original Indenture, the clause that reads “provided, however, that no event described in Clause (4) above shall constitute an Event of Default hereunder until a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or has received written notice thereof as contemplated in Section 602” of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof:

“provided, however, that (a) Clause (8) above shall not apply to any Indebtedness of any Securitization SPE so long as there is not recourse with respect to such Indebtedness to the Company or any of its Significant Subsidiaries (other than such Securitization SPE) and (b) no event described in Clause (4) above shall constitute an Event of Default hereunder until a Responsible Officer assigned to and working in the Trustee’s corporate trust department has actual knowledge thereof or has received written notice thereof as contemplated in Section 602.”

ARTICLE V

Miscellaneous Provisions

Section 501 The Original Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

Section 502 This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The words “execution,” “executed,” “signed,” signature,” and words of like import in this Supplemental Indenture No. 1 shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Supplemental Indenture No. 1 to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security or other certificate, Opinion of Counsel, instrument, agreement or other document delivered pursuant to this Supplemental Indenture No. 1 may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Original Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Original Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

Section 503 THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 504 If any provision in this Supplemental Indenture No. 1 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 505 In case any provision in this Supplemental Indenture No. 1 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

CLECO POWER LLC

By: /s/ Kristin L. Guillory
Name: Kristin L. Guillory
Title: Chief Financial Officer

By: /s/ Vincent Sipowicz
Name: Vincent Sipowicz
Title: Treasurer

Attest:

/s/ Robbyn Cooper
Name: Robbyn Cooper
Title: Corporate Secretary

REGIONS BANK,
As Trustee

By: /s/ Kesha A. Jupiter
Name: Kesha A. Jupiter
Title: Vice President

Signature Page to Supplemental Indenture No. 1

RULE 144A / REGULATION S APPENDIX

PROVISIONS RELATING TO NOTES
1. Definitions.

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2, in substantially the form of Exhibit A hereto (the “Form of Note”), except that such Note shall not bear the Global Security legend set forth in the Form of Note.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Resale Restriction Termination Date” means, in the case of Transfer Restricted Notes sold in reliance on Rule 144A, the expiration of the applicable holding period with respect to such Notes set forth in Rule 144(d)(i) of the Securities Act and, in the case of Transfer Restricted Notes sold in reliance on Regulation S, 40 days after the later of the original issue date of such Notes and the date on which such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.
“Transfer Restricted Notes” means the Notes that bear or are required to bear the transfer restrictions legend set forth in Section 2.3(d)(i) hereof.

“Unrestricted Notes” means any Notes that are not Transfer Restricted Notes.

1.2 Other Definitions for the purpose of this Appendix.

Term	Defined in Section:
“Form of Note” ........................................................	1.1
“Permanent Regulation S Global Note”...................	2.1(b)
“Regulation S”..........................................................	2.1(a)
“Regulation S Global Note”......................................	2.1(b)
“Restricted Global Note”..........................................	2.1(a)
“Restricted Period”...................................................	2.1(b)
“Rule 144A”..............................................................	2.1(a)

“Rule 144A Global Note”.........................................	2.1(a)
“Temporary Regulation S Global Note”...................	2.1(a)

Each capitalized term used but not defined in this Appendix shall have the meaning assigned to such term in the Indenture.

2. The Notes.

2.1 The Notes.

(a) Form and Dating. The Notes initially offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) (“Rule 144A Global Notes”) shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form, and Notes offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”), shall be issued initially in the form of one or more temporary Global Securities in fully registered form (“Temporary Regulation S Global Notes”), in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3 (each security, unless and until becoming an Unrestricted Note, a “Restricted Global Note”), which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold to QIBs shall be issued initially in the form of one or more permanent Rule 144A Global Notes, and additional Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, in each case, without interest coupons and with the Global Securities legend set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Additional Notes offered and sold pursuant to any other exemption from registration under the Securities Act shall be issued initially in the form of one or more permanent Global Securities, without interest coupons and with a Global Securities legend that may be substantially similar to that set forth in the Form of Note and the Transfer Restricted Notes legend set forth in Section 2.3 or otherwise appropriate under the circumstances based upon the applicable exemption from registration under the Securities Act, which shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Company may in its discretion specify that Additional Notes that bear any legend substantially similar to Section 2.3(d)(i) hereof are to be Transfer Restricted Notes.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary. If such Global Securities are Restricted Global Notes, then separate Global Securities shall be issued to represent Rule 144A Global Notes and Regulation S Global Notes so long as required by law or the Depositary.

Except as set forth in this Section 2.1(b), beneficial interests in a Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the period through and including the 40th day after the later of the commencement of the offering of the Notes represented by such Temporary Regulation S Global Note and the closing of such offering (such period, the “Restricted Period”) and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Company and the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Prior to the expiration of the Restricted Period, beneficial interests in a Temporary Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if (i) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A, (ii) the transferor first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person who the transferor reasonably believes to be a QIB and is purchasing for its own account or the account of a QIB, in each case in a transaction meeting the requirements of Rule 144A, and (iii) the transfer is in accordance with all applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing Regulation S Global Notes.

Beneficial interests in a Rule 144A Global Note that is a Transfer Restricted Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if available).

The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as provided herein and in the Indenture.

(c) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive Definitive Notes. Definitive Notes shall be exchangeable for beneficial interests in Global Securities only as provided in Section 2.3.

2.2 [Reserved.]

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Security Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

Notwithstanding any other provisions of this Appendix, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a Transfer Restricted Notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(c) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company or any Subsidiary thereof, a certification to that effect; or
(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (I) a certification to that effect and (II) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).
(c) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i) certification that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii) written instructions directing the Trustee to make an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (c)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (c)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding but Notes are otherwise represented by Global Securities at such time, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(d) Legend.

(i) Except as permitted by the following subclauses (ii), (iii), (iv) and (v), each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

For each Rule 144A Global Note and each Regulation S Global Note:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY THROUGHOUT THE PERIOD THAT IT HOLDS SUCH SECURITY WILL NOT CONSTITUTE A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY VIOLATION OF SIMILAR LAW.

Each Temporary Regulation S Global Note shall also bear the following legend:

THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii) The Company, acting in its discretion, may remove the Transfer Restricted Notes legend set forth in clause (d)(i) above from any Transfer Restricted Note at any time on or after the Resale Restriction Termination Date applicable to such Transfer Restricted Note. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Transfer Restricted Note, an Unrestricted Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a Company Order stating that the Resale Restriction Termination Date applicable to such Transfer Restricted Note has occurred and requesting the authentication and delivery of an Unrestricted Note in exchange therefor given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale

Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Note to the Depositary or pursuant to such Depositary’s instructions and shall request the Depositary to, or, if the Trustee is custodian of such Transfer Restricted Note, shall itself, surrender such Transfer Restricted Note in exchange for such Unrestricted Note without such legend and thereupon cancel such Transfer Restricted Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Notes evidenced by a Transfer Restricted Note or delivering any order pursuant to this Section 2.3(d)(ii) with respect to such Notes, (i) only those Notes which a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

For purposes of this Section 2.3(d)(ii), all provisions relating to the removal of the legend set forth in clause (d)(i) above shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Transfer Restricted Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.

Each holder of any Notes evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the legend set forth in Section 2.3(d)(i) (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

(iii) Upon any sale or transfer of a Transfer Restricted Note pursuant to Rule 144 under the Securities Act, the Security Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Note that does not bear the legend set forth in clause (d)(i) above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Security Registrar that, and if the Company or the Trustee so request, delivers an opinion of counsel to the effect that, such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(e) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures of the Depositary and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Security shall be returned to the Company for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee, to reflect such reduction.

(g) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only in the circumstances described in Section 305 of the Original Indenture and only if such transfer complies with Section 2.3 hereof.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3, bear the Transfer Restricted Notes legend.

(c) In no event shall beneficial interests in the Temporary Regulation S Global Note be transferred or exchanged for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

Exhibit A

[FORM OF FACE OF SECURITY]

[IN THE CASE OF NOTES NOT REGISTERED UNDER THE SECURITIES ACT] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

[IN THE CASE OF REGULATION S NOTES] BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS

SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) IT IS NOT USING ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY OR (IV) A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY THROUGHOUT THE PERIOD THAT IT HOLDS SUCH SECURITY WILL NOT CONSTITUTE A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE OR ANY VIOLATION OF SIMILAR LAW.

[THE RIGHTS ATTACHING TO THIS TEMPORARY REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING (I) THE EXCHANGE OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR RULE 144A GLOBAL NOTE AND (II) THE TRANSFER OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[IF THIS SECURITY IS TO BE A GLOBAL SECURITY -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to CLECO POWER LLC or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CLECO POWER LLC
Floating Rate Senior Notes due 2023

Original Interest Accrual Date: September 10, 2021
Stated Maturity: June 15, 2023
Interest Rate: Three-Month LIBOR Rate plus 0.50% (the “Margin”), reset quarterly
Interest Payment Dates: March 15, June 15, September 15 and December 15
Initial Interest Payment Date: December 15, 2021
Regular Record Dates: [Business Day immediately preceding such Interest Payment Date]/[15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day)]*

Redeemable: Yes [X] No [
Redemption Date: On or after March 15, 2022 (the “Par Call Date”).
Redemption Price: On or after the Par Call Date, at a price equal to 100% of the principal amount of this Security or the portion thereof to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

This Security is not an Original Issue Discount Security
within the meaning of the within-mentioned Indenture.
_____________________________

Principal Amount	Registered No. T-1
$ **	CUSIP

CLECO POWER LLC, a limited liability company duly organized and existing under the laws of the State of Louisiana (herein called the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to

***CEDE & Co.***

, or its registered assigns, the principal sum of DOLLARS on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or
__________________________________

*NTD: Insert first bracketed language if Global Security otherwise insert second bracketed language.
**Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Securities evidenced hereby.

duly provided for, quarterly in arrears on the Interest Payment Dates specified above in each year, commencing on December 15, 2021, and at Stated Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days for which interest is payable in the relevant interest period, divided by 360.

The Interest Rate for the period from the issue date to the first LIBOR Rate Reset Date shall be equal to the Three-Month LIBOR Rate as determined by the Calculation Agent on September 8, 2021 plus the Margin. Following the initial interest period, the Interest Rate for each subsequent interest period shall be equal to the Three-Month LIBOR Rate as determined by the Calculation Agent on the related LIBOR Rate Reset Date, plus the Margin. Such Interest Rate will be reset on the 15th day of the months of March, June, September and December of each year beginning on December 15, 2021 (each, a “LIBOR Rate Reset Date”). An interest period is the period commencing on an Interest Payment Date (or, in the case of the initial interest period, commencing on September 10, 2021) and ending on the day preceding the next Interest Payment Date. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the person serving as the Trustee is not then serving as the Calculation Agent, of the Interest Rate for the new interest period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and registered holders of this Security, the Company and the Trustee.

Notwithstanding the above, if the Company (or the Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, then, the Interest Rate that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin in the manner set forth in the Indenture. However, if the Company (or the Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the Interest Rate for the applicable interest period will be equal to the Interest Rate for the immediately preceding interest period, as determined by the Company (or the Designee).

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) shall have been registered on the Regular Record Date; provided further that interest, payable on the Maturity Date or on the Redemption Date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding Business Day. The Interest Rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date. The Interest Rate applicable to any other day will either be the initial Interest Rate or the Interest Rate as reset on the immediately preceding LIBOR Rate Reset Date.

If any Interest Payment Date (other than at the Maturity Date) is not a Business Day, then such Interest Payment Date shall be the next succeeding Business Day, except that if such Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of this Security falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Maturity Date.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 10, 2021 CLECO POWER LLC

By:
Name: Kristin L. Guillory
Title: Chief Financial Officer

By:
Name: Vincent Sipowicz
Title: Treasurer

(SEAL)

Attest:

Name: Robbyn Cooper
Title: Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK
As Trustee

Dated: September 10, 2021
By:
Authorized Signatory

SCHEDULE A

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $ . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Aggregate Principal
Amount of Securities
	Decrease in Aggregate	Increase in Aggregate	Remaining After	Notation by
Date of	Principal Amount of	Principal Amount of	Such Decrease or	Security
Adjustment	Securities	Securities	Increase	Registrar

[FORM OF REVERSE SIDE OF SECURITY]

CLECO POWER LLC

FLOATING RATE SENIOR NOTES DUE 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 10, 2021, as supplemented by Supplemental Indenture No. 1 thereto, dated as of September 10, 2021, (collectively, herein called the “ Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Regions Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $325,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

This Security shall be redeemable, at the option of the Company, at any time or from time to time, in whole or in part, on or after March 15, 2022 (the “Par Call Date”) at a price equal to 100% of the principal amount of this Security (or such portion to be redeemed) plus accrued and unpaid interest on the principal amount being redeemed, if any, to, but excluding, the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Securities of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.